UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2018

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.      Entry into a Material Definitive Agreement.

On January 24, 2018, Avinger, Inc. (the “Company”) entered into a waiver agreement (the “Waiver”) with CRG Partners III L.P. and certain of its affiliated funds, as lenders (the “Lenders”).  The Waiver provided for the waiver of the $5,000,0000 minimum liquidity financial covenant and reduced it to $2,500,000 for the period beginning January 1, 2018 through February 28, 2018, as contained in Section 10.01 of that certain Term Loan Agreement, dated as of September 22, 2015 (the “Term Loan Agreement”), by and among the Company, certain of its subsidiaries from time to time party thereto as guarantors and the Lenders, and waived any Event of Default resulting from non-compliance with the $5,000,000 minimum liquidity financial covenant.

The foregoing description of the Waiver is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 29, 2018, the Company held a special meeting of stockholders (the “Special Meeting”). The primary purpose of the Special Meeting was to consider and vote on (1) a proposal to approve the issuance and sale by the Company of up to $15,000,000 in shares of its Common Stock, par value $0.001 per share (“Common Stock”), to Lincoln Park Capital Fund, LLC in accordance with NASDAQ Stock Market Rule 5635(d); and (2) a proposal to amend the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-40 (the “Reverse Stock Split”), with the exact ratio to be set within that range at the discretion of the Company’s board of directors (the “Board”) before the day prior to the 2018 Annual Meeting of stockholders and without further approval or authorization of the Company’s stockholders.

Proposals 1 and 2 set forth below were approved by the Company’s stockholders with the requisite vote. In light of the approval of Proposals 1 and 2, Proposal 3 was rendered moot and was not presented at the Special Meeting.

The following matters were acted upon at the Special Meeting:

Proposal 1: Approval of Issuance of Greater than 19.99% of Outstanding Common Stock Pursuant to the Lincoln Park Transaction.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,072,180	613,038	45,046	17,228,653

The proposal received the necessary votes to be approved.

Proposal 2: Reverse Stock Split.

FOR	AGAINST	ABSTAIN
16,823,807	4,870,345	264,765

The proposal received the necessary votes to be approved.

Item 8.01.  Other Events.

CRG Debt Conversion

On January 23, 2018, the Company executed a non-binding term sheet with CRG that summarized the terms under which CRG has agreed to convert $30 million of the outstanding principal amount of the senior secured term loan (plus the back-end fee and prepayment premium applicable thereto) into a newly authorized series of non-voting convertible preferred stock (the “Preferred Stock”), which would be convertible into the Company’s common stock at a price per share equal to the public offering price of the Company’s common stock sold pursuant to the Company’s Registration Statement on Form S-1, filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 12, 2018 (File No. 333-222517).  Such conversion of debt is referred to herein as the “Conversion.”  The Conversion is contingent upon the closing of an underwritten public equity offering of at least $15 million in gross equity proceeds (the “Equity Offering”).

Under the terms proposed by the non-binding term sheet, the holders of the Preferred Stock would be entitled to receive annual accruing dividends at a rate of 8%, payable in additional shares of Preferred Stock.  The shares of Preferred Stock would have no voting rights and will rank senior to all other classes and series of the Company’s equity in terms of repayment and certain other rights. The Company would have the right to redeem for cash all or less than all of the Preferred Stock upon not less than 30 days and not more than 60 days prior written notice. The Company may force conversion of the Preferred Stock into the Company’s common stock, provided requisite stockholder approval has been received in advance and the Company’s market capitalization is at least $100 million at the time the Company elects the conversion option and for the Company’s most recent fiscal quarter.  The Preferred Stock and any of the Company’s common stock issued upon conversion of the Preferred Stock would be subject to a lockup agreement for 180 days following the closing of the Equity Offering.

In connection with the Conversion, CRG and the Company would make certain amendments to the Term Loan Agreement.  The cash payments for interest due on the remaining amount of CRG debt under the Term Loan Agreement for the payment dates of March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 could be deferred, and the Company could instead pay  the 12.5% interest in the form of payment in kind (“PIK”) loans.  The interest-only period under the Term Loan Agreement would be extended from June 30, 2019 to June 30, 2021, and the maturity date of the debt under the Term Loan Agreement would be extended from June 30, 2021 to June 30, 2023.

The foregoing description of the terms sheet related to the Conversion is qualified in its entirety by the terms and conditions of the definitive documentation, the form of which will be disclosed if and when such documentation is executed.

New Transfer Agent

On January 29, 2018, the Company transitioned its registrar and transfer agent service provider from Computershare, N.A. to AST.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Waiver between Avinger, Inc. and CRG Partners III L.P. and certain of its affiliated funds, as lenders, dated January 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: January 30, 2018	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer and President